As filed with the Securities and Exchange Commission on February 12, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AquaBounty Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0273	04-3156167
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2 Mill & Main Place, Suite 395
Maynard, Massachusetts 01754
(978) 648-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Frank
Chief Financial Officer
AquaBounty Technologies, Inc.
2 Mill & Main Place, Suite 395
Maynard, Massachusetts 01754
Telephone: (978) 648-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jocelyn M. Arel, Esq. Michael J. Minahan, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Telephone: (617) 570-1000	Angela M. Olsen General Counsel and Corporate Secretary AquaBounty Technologies, Inc. 2 Mill & Main Place, Suite 395 Maynard, Massachusetts 01754 Telephone: (978) 648-6000	Jonathan R. Zimmerman Ryan R. Woessner Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Telephone: (612) 766-7000
Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-235919
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share(4)	1,725,000	$1.50	$2,587,500	$—

(1)
Represents only the additional number of shares of common stock being registered, and includes 225,000 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-235919).

(2)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

(3)	Includes the offering price of any additional shares of common stock that the underwriters have an option to purchase to cover over-allotments, if any.

(4)
The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $17,595,000 on the Registration Statement on Form S-1, as amended (File No. 333-235919), which was declared effective by the Securities and Exchange Commission on February 10, 2020 (the “Existing Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $2,587,500 are hereby registered, which, together with the securities registered under the Existing Registration Statement, would have a maximum aggregate offering price of $15,525,000, based on the public offering price of $1.50 per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE
AquaBounty Technologies, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-235919) (the “Prior Registration Statement”), which the Commission declared effective on February 10, 2020.
The Registrant is filing this Registration Statement for the sole purpose of increasing by 1,725,000 shares the number of shares of its common stock, par value $0.001 per share, to be registered for sale, 225,000 of which may be sold upon exercise of the underwriters’ option to purchase additional shares. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.
The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Wolf & Company, P.C.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Powers of attorney (included on the signature page of the Registrant's Registration Statement on Form S-1(File No. 333-235919) filed on January 15, 2020).
* Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Maynard, Commonwealth of Massachusetts, on the 12th day of February, 2020.

AQUABOUNTY TECHNOLOGIES, INC.

By:	/s/ Sylvia A. Wulf
Sylvia A. Wulf
Chief Executive Officer, President, and Director
SIGNATURES
Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Sylvia A. Wulf	President, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2020
Sylvia A. Wulf

	/s/ David A. Frank	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 12, 2020
David A. Frank

	*	Chairman of the Board, Director	February 12, 2020
Richard J. Clothier

	*	Director	February 12, 2020
Richard L. Huber

	*	Director	February 12, 2020
Jeffrey T. Perez

	*	Director	February 12, 2020
Christine St.Clare

	*	Director	February 12, 2020
Rick Sterling

	*	Director	February 12, 2020
James C. Turk

*By:	/s/ Sylvia A. Wulf
Sylvia A. Wulf
Attorney-in-Fact